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Anchor National Life             New Business Documents       New Business Documents
Insurance Company                with checks:                 without checks:                            ANCHOR NATIONAL
1 SunAmerica Center              P. O. Box 100330             P. O. Box 54299                          A SunAmerica Company
Los Angeles, CA   90067-6022     Pasadena, CA  91189-0001     Los Angeles, CA   90054-0299
________________________________________________________________________________________________________________________________
DEFERRED ANNUITY APPLICATION
DO NOT USE HIGHLIGHTER.  Please Print or type.
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A. OWNER            / /Mr.   / /Mrs.   / /Ms.   / /Miss    / /Dr.   / /Sr.   / /Jr.

                    ____________________________________________________________________________________________________________
                    LAST NAME                        FIRST NAME                   MIDDLE INITIAL

                    ____________________________________________________________________________________________________________
                    STREET ADDRESS

                    ____________________________________________________________________________________________________________
                    CITY                                        STATE                    ZIP CODE

                    MO         DAY        YR.      / /M      / /F
                    _____________________________  _______________   __________________________      (____)_________________
                    DATE OF BIRTH                        SEX         SOC. SEC OR TAX ID NUMBER          TELEPHONE NUMBER

                    JOINT OWNER(IF ANY, MUST BE SPOUSE) _______________________________________________________________
                                                            LAST NAME         FIRST NAME                     MIDDLE INITIAL

                    MO         DAY      YR.         / /M      / /F
                    ______________________________  _______________   __________________________      (____)_________________
                    DATE OF BIRTH                        SEX          SOC. SEC OR TAX ID NUMBER           TELEPHONE NUMBER

B. ANNUITANT
(Complete only if   ____________________________________________________________________________________________________________
 different from     LAST NAME                        FIRST NAME                   MIDDLE INITIAL
    Owner)
                    ____________________________________________________________________________________________________________
                    STREET ADDRESS

                    ____________________________________________________________________________________________________________
                    CITY                                        STATE                    ZIP CODE

                    MO         DAY      YR.         / /M      / /F
                    _____________________________  _______________   __________________________      (____)_________________
                    DATE OF BIRTH                        SEX         SOC. SEC OR TAX ID NUMBER          TELEPHONE NUMBER

                    JOINT ANNUITANT, IF ANY _________________________________________________________________________________
                                                            LAST NAME         FIRST NAME                     MIDDLE INITIAL

                    MO         DAY        YR.       / /M      / /F
                    ______________________________  _______________   __________________________      (____)_________________
                    DATE OF BIRTH                        SEX          SOC. SEC OR TAX ID NUMBER           TELEPHONE NUMBER



C. DEATH BENEFIT    / / Purchase Payment Accumulation Death Benefit Option      / / Maximum Anniversary Value Death Benefit Option
  (Owner must       (See your investment representative or the prospectus for information about these options.)
   choose one)

D. BENEFICIARY      __________________________________________________________________________________  PRIMARY / /   CONTINGENT/ /
                    LAST NAME           FIRST NAME          MIDDLE INITIAL                RELATIONSHIP

                    __________________________________________________________________________________  PRIMARY / /   CONTINGENT/ /
                    LAST NAME           FIRST NAME          MIDDLE INITIAL                RELATIONSHIP

E. TYPE OF          / / NONQUALIFIED.  If nonqualified, is this a 1035 Exchange?    / / YES  / / NO
    CONTRACT            If yes, please complete a "Request for Transfer or 1035 Exchange" form (V-2500NB).

                    / / QUALIFIED, as indicated below.  Is this a direct transfer?  / / YES  / / NO
                        If yes, please complete a "Request for Transfer or 1035 Exchange" (form V-2500NB).  Please note:
                        An appropriate retirement plan/prototype must be established for purposes of qualified monies.

                          / /SEP      / /403(b)          / /Terminal Funding    / /457      / /401(k)
                          / /IRA Tax Year____       / /IRA rollover      / /IRA transfer   / /Other_______________
                                                                                                   PLEASE SPECIFY

F. ANNUITY DATE     MO.     DAY     YR.            Date annuity payments begin.  (Must be at least 2 years after the Contract Date.
                    ______________________         Maximum age is the later of the Owner's Age 90 or 10 years after Contract Date.
                        ANNUITY DATE               NOTE:  If left blank, the date will default to maximum for nonqualified and to 70-1/2 for qualified contracts.)

G. PURCHASE         / /   INITIAL PAYMENT: $_____________________
   PAYMENT(S)             Minimum initial payment is [$5,000] for nonqualified contracts; [$2,000] for qualified contracts. Payments may be wired or mailed.  Make check payable to: Anchor National Life Insurance Company.

                    / /   AUTOMATIC PAYMENTS: $_____________________
                          To establish automatic bank drafts for future payments, include a completed "Automatic Payment
                          Authorization" form (G-2233POS), and a voided check.

H. SPECIAL          / /   SYSTEMATIC WITHDRAWAL:  Check the box at left and include a "Systematic Withdrawal Application"
   FEATURES               form (V-5550SW).

                    / /   AUTOMATIC DOLLAR COST AVERAGING:  Check the box at left and include a completed "Dollar Cost
                          Averaging Application" form (V-5551DCA).


ANA-513 (3/97)                                 OVER
                                                                 Group Allocated
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DEFERRED ANNUITY APPLICATION                                NA-513 (3/97) SIDE 2
________________________________________________________________________________

I. TELEPHONE      Do you wish to authorize telephone TRANSFERS, subject to the
   TRANSFERS      conditions set forth below?                / / Y  / / N
 AUTHORIZATION    (If no election is indicated the Company will default to yes for transfers.) If indicated above, I authorize the Company to accept telephone instructions for transfers in any amount among subaccounts from anyone providing proper identification subject to restrictions and limitations contained in the contract and related prospectus, if any. I understand that I bear the risk of loss in the event of a telephone instruction not authorized by me. The Company will not be responsible for any losses resulting from unauthorized transactions if it follows reasonable procedures designed to verify the identity of the caller and therefore, the Company will record telephone conversations containing transaction instructions, request personal identification information before acting upon telephone instructions and send written confirmation statements of transactions to the address of record.

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J. INVESTMENT                      Portfolio                             Manager
INSTRUCTIONS             -----------------------------        ------------------------------
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                         __%  Cash Management                 SunAmerica Asset Mgmt. Corp.
                         __%  Government & Quality Bond       Wellington  Mgmt. Co., LLP
(Allocations must be     __%  Corporate Bond                  Goldman Sachs Asset Mgmt.
expressed in whole       __%  Global Bond                     Federated Investors
percentages and          __%  High-Yield Bond                 SunAmerica Asset Mgmt.    Corp.
total allocation must    __%  Worldwide High Income           Morgan Stanley Asset Mgmt.,Inc.
equal 100%)              __%  SunAmerica Balanced             SunAmerica Asset Mgmt. Corp.
                         __%  Balanced/Phoenix Inv. Counsel   Phoenix Investment Counsel, Inc.
                         __%  Asset Allocation                Goldman Sachs Asset Mgmt.
                         __%  Utility                         Federated Investors
                         __%  Growth-Income                   Alliance Capital Mgmt.  L.P.
                         __%  Federated Value                 Federated Investors
                         __%  Venture Value                   Davis Selected Advisers, L.P.
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
                                Portfolio                               Manager
                          -----------------------------        ------------------------------
                          __%  Alliance Growth                 Alliance Capital Mgmt. L.P.
                          __%  Growth                          Wellington  Mgmt. Co., LLP
                          __%  Growth/Phoenix Inv. Counsel     Phoenix Investment Counsel, Inc.
                          __% Putnam Growth                    Putnam Investment Mgmt., Inc.
                          __%  Real Estate                     Davis Selected Advisers, L.P.
                          __%  Natural Resources               Wellington  Mgmt. Co., LLP
                          __%  Capital  Appreciation           Wellington  Mgmt. Co., LLP
                          __%  Aggressive Growth               SunAmerica Asset Mgmt. Corp.
                          __%  Int'l. Growth and Income        Putnam Investment Mgmt., Inc.
                          __%  Global Equities                 Alliance Capital Mgmt. L.P.
                          __%  Int'l. Diversified Equities     Morgan Stanley Asset  Mgmt., Inc.
                          __%  Emerging Markets                Putnam Investment Mgmt., Inc.
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                  I understand that my initial Purchase Payment may be allocated to the Money Market Subaccount until the end of my Right to
                  Examine period, at which point it will be allocated as shown above.

                     FIXED ACCOUNT OPTION GUARANTEE PERIODS
                  ____% 1 yr. ____% 3 yr. _____% 5 yr. _____% 7 yr. _____%10 yr.

                  ____% 1 yr. DCA (Available only with Automatic Dollar Cost
                        Averaging Program)

K. SPECIAL        ______________________________________________________________
  INSTRUCTIONS    ______________________________________________________________

L. STATEMENT OF   This Contract / / WILL / / WILL NOT replace an existing life
  OWNER           insurance or annuity contract. (If this will replace an
                  existing policy, please indicate name of issuing company and contract number below.)

                  COMPANY NAME_______________   CONTRACT NUMBER_________________

                  I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief and agree that this Enrollment Form shall be a part of any Contract issued by the Company. I VERIFY MY UNDERSTANDING THAT ALL PAYMENTS AND VALUES PROVIDED BY THE CONTRACT, WHEN BASED ON INVESTMENT EXPERIENCE OF VARIABLE ACCOUNT(S), ARE VARIABLE AND NOT GUARANTEED AS TO DOLLAR AMOUNT. I UNDERSTAND THAT ALL PAYMENTS AND VALUES BASED ON THE GENERAL ACCOUNT ARE SUBJECT TO A MARKET VALUE ADJUSTMENT FORMULA, WHICH MAY RESULT IN UPWARD AND DOWNWARD ADJUSTMENTS IN AMOUNTS PAYABLE. I ACKNOWLEDGE RECEIPT OF THE CURRENT PROSPECTUSES FOR POLARIS II, INCLUDING THE SUNAMERICA SERIES TRUST AND ANCHOR SERIES TRUST PROSPECTUSES. I HAVE READ THEM CAREFULLY AND UNDERSTAND THEIR CONTENTS.

                  Signed at__________________________________  _________________
                                 CITY                STATE     DATE
                  ______________________   _____________________________________
                  OWNER'S SIGNATURE        REGISTERED REPRESENTATIVE'S SIGNATURE
                  ______________________________________
                  JOINT OWNER'S SIGNATURE(IF APPLICABLE)

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M. LICENSED /     Will this Contract replace in whole or in part any existing
 REPRESENTATIVE   life insurance or annuity contract?    / / YES   / / NO
  INFORMATION     ______________________________________________________________     ________________________
                  REPRESENTATIVE'S LAST NAME    FIRST NAME        MIDDLE INITIAL       SOC. SEC. NUMBER
                  ______________________________________________________________     ________________________
                  REPRESENTATIVE'S STREET ADDRESS       CITY             STATE              ZIP CODE
                  _______________________      _________________________________     ________________________
                  BROKER/DEALER FIRM NAME         REPRESENTATIVE'S TELEPHONE NO.     LICENSED AGENT ID NUMBER
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                  FRAUD WARNING: ANY PERSON WHO WITH INTENT TO DEFRAUD OR
                  KNOWING THAT HE IS FACILITATING A FRAUD AGAINST AN INSURER,
                  SUBMITS AN APPLICATION OR FILES A CLAIM CONTAINING A FALSE OR
                  DECEPTIVE STATEMENT MAY BE GUILTY OF INSURANCE FRAUD.


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                   FOR OFFICE USE ONLY

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ANA-513 (3/97)